Exhibit 10.1

PORTIONS OF THIS EXHIBIT (INDICATED WITH [***]) HAVE BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(IV) AS THE REGISTRANT HAS DETERMINED THAT (I) THE OMITTED INFORMATION IS NOT MATERIAL AND (II) THE OMITTED INFORMATION IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

VISTA GOLD U.S. INC.

INDEPENDENT CONTRACTOR SERVICES AGREEMENT

THIS AGREEMENT for performance of services (“Agreement”) is made on January 1, 2024 (the “Effective Date”), between Vista Gold U.S. Inc., a Delaware corporation and its successors or assignees (“VGUS” or the “Company”) and the undersigned (the “Contractor”), an independent contractor.

1.ENGAGEMENT OF SERVICES.  VGUS may issue Project Assignment(s) in the form attached as Exhibit A.  Subject to the terms of this Agreement, Contractor, acting independently and not as an employee of Company, agrees to the best of its ability, render the services set forth in Project Assignment(s) accepted by Contractor (the “Project(s)”) by the completion dates set forth therein.  The manner and means by which Contractor chooses to complete the Projects are in Contractor’s sole discretion and control. Contractor agrees to exercise the highest degree of professionalism, and to utilize its expertise and creative talents in completing such Projects.  In completing the Projects, Contractor agrees to provide its own equipment, tools and other materials at its own expense unless necessity requires or is otherwise set forth in Exhibit A. VGUS will not make its facilities and equipment available to Contractor unless necessity requires the use of Company’s resources and premises. If necessity requires Contractor to perform any Projects on Company property or requires Contractor to interact with any of Company’s employees, customers, vendors, affiliates, or members of the public, Contractor shall comply with all of Company’s policies and regulations. Contractor shall perform the services necessary to complete the Projects in compliance with the terms of this Agreement and any and all applicable laws and regulations. Contractor agrees to conduct themselves in a timely and professional manner consistent with industry standards, and at a location, place and time which the Contractor deems appropriate. Contractor shall devote such working time and attention to the performance of the Projects as required to satisfy all duties and responsibilities of Contractor in finishing the assignment. Contractor may subcontract or otherwise delegate its obligations under this Agreement with VGUS’s prior written consent. If Contractor is not a natural person, then before any Contractor employee or consultant performs services in connection with this Agreement, the employee or consultant and Contractor must have entered into a written agreement expressly for the benefit of VGUS concerning Confidentiality, Trade Secrets and Assignment of Intellectual Property (attached hereto as Exhibit
2.TERM OF CONTRACT This Agreement will become effective on the Effective Date and will continue in effect until the Project(s) provided for in this Agreement have

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been performed to Company’s reasonable satisfaction, unless terminated earlier as provided in this Agreement. This Agreement is for a term of twelve (12) months from the Effective Date, unless terminated earlier as provided in this Agreement.
3.COMPENSATION. VGUS will pay Contractor at a rate of $225 per hour for services rendered under this Agreement as set forth in the Project Assignment(s).  Contractor will not be reimbursed for any expenses incurred in connection with the performance of services under this Agreement except as expressly set forth in Exhibit A provided Contractor submits verification of such expenses as VGUS may require. Unless other terms are set forth in the Project Assignment(s) for work, which is in progress, VGUS will pay the Contractor for services and (if applicable) will reimburse the Contractor for previously approved expenses within thirty (30) days of the date of Contractor’s invoice.
4.INDEPENDENT CONTRACTOR RELATIONSHIP AND TAX INDEMNIFICATION Contractor’s relationship with VGUS will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Contractor agrees that neither Contractor nor any Contractor personnel is or will become an employee, partner, agent, or principal of VGUS and is not authorized to make any representation, contract, or commitment on behalf of VGUS.

Contractor may represent, perform services for, and contract with as many additional Companies, persons, or companies as Contractor, in Contractor’s sole discretion, sees fit, provided those services do not pose a conflict of interest with the Project(s) performed for Company. Contractor acknowledges that this is a non-exclusive engagement and that Company retains the right to appoint additional contractors as Company, in its sole and unrestricted judgment, may from time to time determine to be in the interests of Company without liability or obligation to Contractor. Contractor also retains the right to seek and deliver services to other clients, providing such services do not create a conflict of interest as set out in this Agreement.

Contractor will not be entitled to any of the benefits which VGUS may make available to its employees, such as group insurance, travel insurance, workers’ compensation, sick leave, compensation time, holiday benefits, vacation time, overtime, bonuses, retirement benefits, short-term and long-term incentive programs, and any other employment benefit.

Contractor will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Contractor’s performance of services and receipt of fees under this Agreement, for providing their own expense, disability, unemployment, and other insurance, workers’ compensation, training, permits, licenses, and any other requirement for Contractor. VGUS will regularly report amounts paid to Contractor by filing Form 1099-MISC and/or other appropriate form with the Internal Revenue Service as required by law. Because Contractor is an independent contractor, VGUS will not withhold or make payments for social security; make unemployment insurance or disability insurance contributions; or obtain worker’s compensation insurance on Contractor’s behalf.  Contractor agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed

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individuals, including obligations such as payment of taxes, social security, workers’ compensation unemployment insurance, disability and other contributions based on fees paid to Contractor, its agents or employees under this Agreement. Contractor, on behalf of Contractor and Contractor’s successors, assigns, and heirs hereby agrees to indemnify and defend VGUS, including Company’s employees, officers, directors, agents, subsidiaries and affiliates harmless from and against any and all such taxes or contributions, damages, claims, losses, fees, assessments, penalties incurred by or charged to Company as a result of any claim, cause of action or assessment by any government agency for any nonpayment or late payment by Contractor of any tax or contribution based on compensation paid hereunder to Contractor or because Company did not withhold any taxes from compensation paid hereunder.

5.CONTRACTOR OBLIGATIONS Contractor agrees to provide workers' compensation insurance for Contractor employees and agents and agrees to hold harmless and indemnify Company for any and all claims arising out of any injury, disability, or death of any of Contractor’s employees or agents. Contractor further agrees to indemnify and hold Company, its directors, affiliates, officers, directors, agents, partners, members, subsidiaries, successors and assigns, and any other related persons from any claim or losses resulting from Contractor’s efforts to fulfill this Agreement. Contractor will be responsible for all expenses incurred in performing the Services under this Agreement. Compensation paid to Contractor is in full consideration of any Services performed and any expenses incurred while performing Project(s).
6.CONTRACTOR REPRESENTATIONS AND WARRANTIES. Contractor hereby represents and warrants that (a) the VGUS Work Product (as defined in this Agreement) will be an original work of Contractor and any third parties will have executed assignment of rights reasonably acceptable to VGUS; (b) neither the VGUS Work Product nor any element thereof will infringe the Proprietary Rights of any third party; (c) neither the VGUS Work Product nor any element thereof will be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments; (d) Contractor will not grant, directly or indirectly, any rights or interest whatsoever in the VGUS Work Product to third parties; (e) Contractor has full right and power to enter into and perform this Agreement without the consent of any third party; (f) Contractor is familiar with and will comply (and ensure compliance) with all applicable laws, including without limitation, employment discrimination and harassment, and federal and state laws governing payment of wages; and (g) Contractor warrants that if any governmental agency determines Contractor to be a common law employee, Contractor will make no private claim for any benefits or compensation provided to employees of VGUS; (h) any statements about Contractor’s abilities or qualifications to competently complete the described Project(s) are accurate and made in good faith.
7.INDEMNIFICATION.  Contractor will indemnify and hold harmless VGUS, its officers, directors, employees, sublicensees, customers and agents from any and all claims, losses, liabilities, damages, expenses and costs (including attorneys’ fees and court costs) which result from a breach or alleged breach of any representation or warranty of Contractor (a “Claim”) set forth in Section 6 of this Agreement, provided that

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VGUS gives Contractor written notice of any such Claim and Contractor has the right to participate in the defense of any such Claim at its expense.  From the date of written notice from VGUS to Contractor of any such Claim, VGUS shall have the right to withhold from any payments due Contractor under this Agreement the amount of any defense costs, plus additional reasonable amounts as security for Contractor’s obligations under this Section 7.
8.TERMINATION.
8.1Termination by VGUS. VGUS may terminate this Agreement at its convenience without cause and without any breach by Contractor upon thirty (30) days’ prior written notice to Contractor.  Upon such termination for convenience, VGUS shall pay contractor an amount equal to $45,000 less all amounts paid to contractor through the date of termination. VGUS may also terminate this Agreement immediately in its sole discretion upon Contractor’s material breach of this Agreement, and/or Section 8.3. Upon an early termination, Contractor shall receive a prorated payment for Project(s) actually rendered, to the Company’s reasonable satisfaction, up to the termination date.
8.2Termination by Contractor. Contractor may terminate this Agreement at any time that there is no uncompleted Project Assignment in effect upon fifteen (15) days’ prior written notice to VGUS.
8.3Noninterference with Business. During and for a period of one (1) year immediately following termination of this Agreement by either party, Contractor agrees not to solicit or induce any employee or independent contractor to terminate, change, or breach an employment, contractual or other relationship with VGUS.
8.4Return of VGUS Property.  Upon termination of the Agreement or earlier as requested by VGUS, Contractor will deliver to VGUS any and all VGUS Work Product, drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies, compilations and summaries thereof, and any other material containing or disclosing any VGUS Work Product, Third Party Information or Proprietary Information of VGUS.  Contractor further agrees that any property situated on VGUS’s premises and owned by VGUS, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by VGUS personnel at any time with or without notice.
9.PROPRIETARY RIGHTS Contractor agrees that all designs, plans, reports, specifications, drawings, inventions, processes, and other information or items produced by Contractor while performing Services under this Agreement will be assigned to Company as the sole and exclusive property of Company and Company's assigns, nominees, and successors, as will any copyrights, patents, trade secrets, trademarks, or other intellectual property and property rights obtained by Contractor while performing Services under this Agreement. The parties deem the compensation described in this Agreement to be valid consideration for those assignments. Contractor shall make Company aware of any new inventions or intellectual property advances. On request and at Company's expense, Contract agrees to help Company obtain patents and copyrights for any new developments. This includes providing data, plans, specifications,

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descriptions, documentation, and other information, as well as assisting Company in completing any required application or registration. If Contractor fails to assist Company in advancing these actions, Contractor is deemed to designate Company as Contractor’s agent-in-fact and Company is authorized to act on behalf of Company in pursuing any intellectual property rights.
10.CONFIDENTIAL INFORMATION Consultant may gain access to confidential and proprietary information about Company and Company’s affairs and operations. Any written, printed, graphic, spoken, or electronically or magnetically recorded information furnished by Company for Consultant’s use is the sole property of Company. This proprietary information includes, but is not limited to, customer requirements, customer lists, financial information, marketing information, and information concerning Company’s employees, products, services, pries, sources, operations and subsidiaries. Consultant will indefinitely keep this confidential information in the strictest confidence and will not disclose it or allow it to be disclosed, by any means to any person except with Company’s approval, and only to the extent necessary to perform the Services under this Agreement. This prohibition also applies to Consultant’s employees, agents, and subconsultants.

On termination of this Agreement, Consultant will return any confidential information in Contractor’s possession to Company. This includes, but is not limited to, any drawings, designs, blueprints, documents, data, specifications or other records of any nature belonging to Company and any reproductions or copies thereof. Improper disclosure of any of Company's confidential information is a material breach of this Agreement. Consultant will notify Company immediately of any disclosure of confidential or privileged information and cooperate in discovering the source of the disclosure. Contractor will notify Company immediately of any disclosure of confidential or privileged information and cooperate in discovering the source of the disclosure.

11.NON-SOLICITATION AND NON-COMPETE During the term of this Agreement and for a period of 1 year thereafter. Contractor will not do any of the following: (1) call on, solicit, or take away any of Company’s customers or potential customers Contractor became aware of as a result of performing Services under this Agreement, (2) solicit or hire away any of Company's employees or contractors that Contractor became aware of as a result of performing Project(s) under this Agreement, or (3) acquire or assist another party with acquiring any right or interest in the mining titles (mining licenses and exploration licenses) or within the area of inclusion as set out in Attachment 4.
12.GENERAL PROVISIONS.
12.1Governing Law.  This Agreement will be governed and construed in accordance with the laws of the State of Colorado.  Contractor hereby expressly consents to the exclusive personal jurisdiction of the state and federal courts located in Colorado for any dispute arising from or related to this Agreement. The substantially prevailing party to any dispute under this Agreement shall be entitled to reasonable attorneys’ fees and costs.

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12.2Severability.  In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.
12.3Assignment.  This Agreement may not be assigned by Contractor without VGUS’s consent, and any such attempted assignment shall be void and of no effect.  This Agreement may be assigned by VGUS in its discretion.
12.4Notices.  All notices, requests and other communications under this Agreement must be in writing, and must be mailed by registered or certified mail, postage prepaid and return receipt requested, or delivered by hand to the party to whom such notice is required or permitted to be given.  If mailed, any such notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark.  If delivered by hand, any such notice will be considered to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party.  The mailing address for notice to either party will be the address shown on the signature page of this Agreement.  Either party may change its mailing address by notice as provided by this section.
12.5Injunctive Relief.  A breach of any of the promises or agreements contained in this Agreement may result in irreparable and continuing damage to VGUS for which there may be no adequate remedy at law, and VGUS is therefore entitled to seek injunctive relief as well as such other and further relief as may be appropriate.
12.6Survival.  The following provisions shall survive termination of this Agreement:  Section 6, Section 7 and Section 8.3
12.7Export.  Contractor agrees not to export, directly or indirectly, any U.S. source technical data acquired from VGUS or any products utilizing such data to countries outside the United States, which export may be in violation of the United States export laws or regulations.
12.8Force Majeure Neither Party shall be liable hereunder for any failure or delay in the performance of its obligations under this Agreement, except for the payment of money, if such failure or delay is on account of causes beyond its control, including labor disputes, civil commotion, war, fires, floods, inclement weather, governmental regulations or controls, casualty, government authority, strikes, pandemics, epidemics, local disease outbreaks, public health emergencies, or acts of God, in which event the non-performing Party shall be excused from its obligations for the period of the delay and for a reasonable time thereafter. Each Party shall use reasonable efforts to notify the other party of the occurrence of such an event within five (5) business days of its

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occurrence. If Contractor’s performance is delayed over fifteen (15) days, Company may terminate this Agreement.
12.9Waiver.  No waiver by VGUS of any breach of this Agreement shall be a waiver of any preceding or succeeding breach.  No waiver by VGUS of any right under this Agreement shall be construed as a waiver of any other right.  VGUS shall not be required to give notice to enforce strict adherence to all terms of this Agreement.
12.10Dispute Resolution Any dispute, controversy or claim arising out of or related in any way to this Agreement or any Services performed hereunder which cannot be amicably resolved by the parties shall be solely and finally settled by arbitration administered by the (American Bar Association) in accordance with its commercial arbitration rules. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall take place before a single arbitrator. The language of the arbitration shall be English. The arbitrator will be bound to adjudicate all disputes in accordance with the laws of Colorado. The decision of the arbitrators shall be in writing with written findings of fact and shall be final and binding on the parties. Each party shall bear its own costs relating to the arbitration proceedings irrespective of its outcome. This section provides the sole recourse for the settlement of any disputes arising out of, in connection with, or related to this Agreement.
12.11Counterparts This Agreement may be executed by facsimile and in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument, without necessity of production of the others.
12.12Entire Agreement.  This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged.  The terms of this Agreement will govern all Project Assignments and services undertaken by Contractor for VGUS.  In the event of any conflict between this Agreement and a Project Assignment, the Project Assignment shall control, but only with respect to the services set forth herein.
12.13Effect of this Agreement. Contractor agrees that Contractor’s transition from Employment with VGUS and/or Vista Gold Corp. to a Contractor under this Agreement does not constitute a termination without Cause, Good Reason, or a Material Adverse Change under the terms of Contractor’s November 1, 2012 Employment Agreement with VGUS and Vista Gold Corp. (the “Employment Agreement”), and that such transition is the result of Contractor’s voluntary retirement from employment. Contractor acknowledges and agrees that VGUS has acted in reliance upon Contractor’s representations in this paragraph in agreeing to enter into this Agreement and would not have done so but for such representations.
13.Change in Control. In the event that Vista Gold Corp. enters into a binding agreement before July 1, 2024 for a transaction that results in a “Change of Control” as

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defined in the Employment Agreement, then this Agreement will immediately terminate and within 30 days of such Change in Control, but in all events no later than March 15 of the year following the year of such Change in Control, VGUS will pay Contractor a lump sum success payment of US$360,000 (the “Success Payment”), but only if Contractor first executes, and then does not revoke as may be allowed by law, a separation and release agreement in favor of VGUS and Vista Gold Corp. in a form substantially of that attached as Attachment 5. If this Agreement terminates due to a Change in Control as described above, Contractor will not be owed any further payments under this Agreement other than the Success Payment, and then only upon satisfaction of all conditions precedent described in this paragraph. Contractor acknowledges and agrees that this paragraph supersedes and replaces all of VGUS’s and Vista Gold Corp.’s obligations upon a Change in Control under the terms of the Employment Agreement and that VGUS and Vista Gold Corp. have no obligations to Contractor upon a Change in Control except as specifically described in this paragraph. Contractor acknowledges and agrees that the Success Payment is annualized cash compensation that exceeds the threshold sufficient for enforcement of the restrictive covenants described in paragraph 11 above.
14.Acknowledgement. Contractor acknowledges and agrees that commencing January 1, 2024, and coinciding with the termination of the Employment Agreement, Contractor will not be eligible to participate in new awards granted under VGUS or Vista Gold Corp. long-term or short-term incentive plans.  Contractor will be entitled to the vesting of any awards granted relative to personal or corporate performance for the entirety of 2023 and the award associated with the 2-year share price performance ending in March 2024 in its entirety, but not the 2-year share price performance award vesting in 2025.

IN WITNESS WHEREOF, the parties have caused this Independent Contractor Services Agreement to be executed by their duly authorized representative.

(Printed Name)	(Printed Name) (if applicable)
Vista Gold U.S. Inc. Frederick H. Earnest (Printed Name) By: /s/ Frederick H. Earnest Title: President & CEO Address: 8310 S Valley Hwy Suite 300 Englewood, CO 80112	Contractor (“Contractor”) John W. Rozelle (Printed Name) By: /s/ John W. Rozelle Title: [***] (if applicable) Address: [***]

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EXHIBIT A

PROJECT ASSIGNMENT

SERVICES.  Contractor shall perform the following tasks:

Contractor shall act as a point of reference on prior studies done by the Company and ensure that there is an orderly transfer of knowledge and project experience to a new Vista technical person and potential future engineers and independent engineers.  Contractor may also be asked to provide input/analysis on drilling programs and other technical studies being conducted by Company employees, and provide services as a qualified person.

PAYMENT OF FEES.  Fees will be:

Contractor shall be paid for Contractor’s services at a rate of $225 per hour. For the first 4 months of the Contractor’s 1-year Term, the Company shall provide Contractor with a minimum of 40 hours of work per month. For the next 2 months of the Term, the Company shall provide Contractor with a minimum of 20 hours of work per month. After the sixth month of the Term, the Company shall not provide Contractor with any minimum number of hours per work and Contractor shall provide services only as requested by the Company and mutually agreed by the Contractor.

EXPENSES.  Company will reimburse Contractor as following:

The Company agrees to pay or reimburse Contractor for all of its reasonable costs, charges and expenses in connection with the performance of its services under the terms of this Agreement. Reasonable costs, charges and expenses include, but are not limited to, costs such as courier service, accommodation, meals, and travel in accordance with the Company's policy. All expenses greater than $1,000 to be incurred by Contractor will be submitted to the Company for advanced approval, with approval not to be unreasonably withheld.

SPECIAL NOTES.

NOTE:

This Project Assignment is governed by the terms of an Independent Contractor Services Agreement in effect between Company and Contractor, including the proprietary rights agreement attached thereto.  In the event that any item in this Project Assignment is inconsistent with that Agreement, the terms of this Project Assignment shall govern, but only with respect to the services set forth in this Project Assignment.

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Signed: /s/ Frederick H. Earnest /s/ John W. Rozelle

Vista Gold U.S. Inc. Contractor

Dated: January 16, 2024 January 1, 2024

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VISTA GOLD U.S. INC.

INDEPENDENT CONTRACTOR

CONFIDENTIALITY, TRADE SECRET AND

ASSIGNMENT OF INTELLECTUAL PROPERTY AGREEMENT

1.PROPRIETARY INFORMATION.  Contractor agrees during the term of this Agreement and thereafter that it will take all steps reasonably necessary to hold Vista Gold U.S. Inc.’s (“VGUS”) Proprietary Information in trust and confidence, will not use Proprietary Information in any manner or for any purpose not expressly set forth in this Agreement, and will not use or disclose any such Proprietary Information to any third party without first obtaining VGUS’s express written consent on a case-by-case basis.  For purposes of this Agreement, “Proprietary Information” includes, but is not limited to, (a) trade secrets, intellectual property, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as “Intellectual Property”); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers.  Notwithstanding the other provisions of this Agreement, nothing received by Contractor will be considered to be VGUS Proprietary Information if (1) it has been published or is otherwise readily available to the public other than by a breach of this Agreement; (2) it has been rightfully received by Contractor from a third party without confidential limitations; (3) it has been independently developed for Contractor by personnel or agents having no access to the VGUS Proprietary Information; or (4) it was known to Contractor prior to its first receipt from VGUS.

Contractor acknowledges that certain whistleblower laws permit Contractor to communicate directly with governmental or regulatory authorities, including communications with the U.S. Securities and Exchange Commission about possible securities law violations, without VGUS’s permission or notification, and that VGUS will not consider such communications to violate this or any other agreement between Contractor and VGUS or any VGUS policy.

Contractor acknowledges that under U.S. Defend Trade Secrets Act of 2016, Contractor will not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made in confidence to government officials, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law, or in a complaint or other document filed in a lawsuit or other proceeding, provided such filing is made under seal. If Contractor has any questions as to what comprises such confidential or proprietary information or trade secrets, or to whom if anyone it may be disclosed, Contractor will consult with VGUS.  Contractor understands that in the event it is determined that the disclosure of VGUS trade secrets was not done in good faith, Contractor will be subject to substantial damages, including punitive damages and attorneys’ fees.

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2.THIRD PARTY INFORMATION.  Contractor understands that VGUS has received and will in the future receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on VGUS’s part to maintain the confidentiality of such information and use it only for certain limited purposes.  Contractor agrees to hold Third Party Information in confidence and not to disclose to anyone (other than VGUS personnel who need to know such information in connection with their work for VGUS) or to use, except in connection with Contractor’s work for VGUS, Third Party Information unless expressly authorized in writing by an officer of VGUS.
3.NO CONFLICT OF INTEREST.  Contractor agrees during the term of this Agreement not to accept work or enter into a contract or accept an obligation, inconsistent or incompatible with Contractor’s obligations under this Agreement or the scope of services rendered for VGUS.  Contractor warrants that to the best of its knowledge, there is no other existing contract or duty on Contractor’s part inconsistent with this Agreement, unless a copy of such contract or a description of such duty is attached to this Agreement as Attachment 1.  Contractor further agrees not to disclose to VGUS, or bring onto VGUS’s premises, or induce VGUS to use any confidential information that belongs to anyone other than VGUS or Contractor.
4.DISCLOSURE OF WORK PRODUCT.  As used in this Agreement, the term “Work Product” means any Intellectual Property, whether or not patentable, and all related know-how, designs, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or other protectable works.  Contractor agrees to disclose promptly in writing to VGUS, or any person designated by VGUS, all Work Product which is conceived, made, reduced to practice, or learned by Contractor in the course of any work performed for VGUS (“VGUS Work Product”).  Contractor represents that any Work Product relating to VGUS’s business or any Project which Contractor has made, conceived or reduced to practice at the time of signing this Agreement (“Prior Work Product”) has been disclosed in writing to VGUS and attached to this Agreement as Attachment 2.  If disclosure of any such Prior Work Product would cause Contractor to violate any prior confidentiality agreement, Contractor understands that it is not to list such Prior Work Product in Attachment 2 but it will disclose a cursory name for each such Intellectual Property, a listing of the party(ies) to whom it belongs, and the fact that full disclosure as to such Prior Work Product has not been made for that reason.  A space is provided in Attachment 2 for such purpose.
5.OWNERSHIP OF WORK PRODUCT.  Contractor shall specifically describe and identify in Attachment 2 all technology which (a) Contractor intends to use in performing under this Agreement; (b) is either owned solely by Contractor or licensed to Contractor with a right to sublicense; and (c) is in existence in the form of a writing or working prototype prior to the Effective Date (“Background Technology”).  Contractor agrees that any and all Intellectual Property conceived, written, created or reduced to practice in the performance of work under this Agreement or with VGUS resources shall be the sole and exclusive property of VGUS.
6.ASSIGNMENT OF VGUS WORK PRODUCT.  Except for Contractor’s rights in the Background Technology, Contractor irrevocably hereby assigns to VGUS all

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right, title and interest worldwide in and to the VGUS Work Product and all applicable intellectual property rights related to the VGUS Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights (the “Proprietary Rights”).  Except as set forth below, Contractor retains no rights to use the VGUS Work Product and agrees not to challenge the validity of VGUS’s ownership in the VGUS Work Product.  Contractor hereby grants to VGUS a non-exclusive, royalty-free, irrevocable and world-wide right, with rights to sublicense through multiple levels of sublicensees, to reproduce, make derivative works of, publicly perform, and publicly display in any form or medium, whether now known or later developed, distribute, make, use, sell and offer to sell Background Technology and any Prior Work Product incorporated or used in the VGUS Work Product for the purpose of developing and marketing VGUS products.
7.NOTICE OF LIMITED EXCLUSION.  Contractor understands that this Agreement does not apply to Intellectual Property for which no equipment, supplies, facility or trade secret information of VGUS were used and that were developed entirely on its own time, unless (a) the Intellectual Property relate (i) directly to the business of VGUS, or (ii) to VGUS’s actual or demonstrably anticipated research or development, or (b) the Intellectual Property result from any work performed by Contractor for VGUS.
8.WAIVER OR ASSIGNMENT OF OTHER RIGHTS.  If Contractor has any rights to the VGUS Work Product that cannot be assigned to VGUS, Contractor unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against VGUS with respect to such rights, and agrees, at VGUS’s request and expense, to consent to and join in any action to enforce such rights.  If Contractor has any right to the VGUS Work Product that cannot be assigned to VGUS or waived by Contractor, Contractor unconditionally and irrevocably grants to VGUS during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to make, use, sell, offer to sell, reproduce, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed, such rights.
9.ASSISTANCE.  Contractor agrees to cooperate with VGUS or its designee(s), both during and after the term of this Agreement, in the procurement and maintenance of VGUS’s rights in VGUS Work Product and to execute, when requested, any other documents deemed necessary by VGUS to carry out the purpose of this Agreement.  Contractor agrees to execute upon VGUS’s request a signed transfer of copyright to VGUS in the form attached to this Agreement as Attachment 3 for all VGUS Work Product subject to copyright protection, including, without limitation, computer programs, notes, sketches, drawings and reports.
10.ENFORCEMENT OF PROPRIETARY RIGHTS.  Contractor will assist VGUS in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to VGUS Work Product in any and all countries.  To that end, Contractor will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as VGUS may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such

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Proprietary Rights and the assignment thereof.  In addition, Contractor will execute, verify and deliver assignments of such Proprietary Rights to VGUS or its designee.  Contractor’s obligation to assist VGUS with respect to Proprietary Rights relating to such VGUS Work Product in any and all countries shall continue beyond the termination of this Agreement, but VGUS shall compensate Contractor at a reasonable rate after such termination for the time actually spent by Contractor at VGUS’s request on such assistance.
11.EXECUTION OF DOCUMENTS.  In the event VGUS is unable for any reason, after reasonable effort, to secure Contractor’s signature on any document needed in connection with the actions specified in the preceding Sections 8, 9 and 10, Contractor hereby irrevocably designates and appoints VGUS and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and in its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Contractor.  Contractor hereby waives and quitclaims to VGUS any and all claims, of any nature whatsoever, which Contractor now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to VGUS.
12.ENTIRE AGREEMENT.  This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between VGUS and Contractor.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged.  The terms of this Agreement will govern all Project Assignments and services undertaken by Contractor for VGUS.  In the event of any conflict between this Agreement and a Project Assignment, the Project Assignment shall control, but only with respect to the services set forth herein.

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IN WITNESS WHEREOF, the parties have caused this Independent Contractor Services Agreement to be executed by their duly authorized representative.

(Printed Name)	(Printed Name) (if applicable)
Vista Gold U.S. Inc. Frederick H. Earnest (Printed Name) By: /s/ Frederick H. Earnest Title: President & CEO Address: 8310 S Valley Hwy Suite 300 Englewood, CO 80112	Contractor John W. Rozelle (Printed Name) By: /s/ John W. Rozelle Title: [***] (if applicable) Address: [***]

For copyright registration purposes only, Contractor must provide the following information:

Date of Birth:  _[***]________________________________

Nationality or Domicile:  __[***]_______________________

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ATTACHMENT 1

CONFLICT OF INTEREST DISCLOSURE

None.

Vista Gold U.S. Inc. Independent Contractor Confidentiality, Trade Secret andContractor Initials __________

Assignment of Intellectual Property Agreement

ATTACHMENT 2

PRIOR WORK PRODUCT DISCLOSURE

1.Except as listed in Section 2 below, the following is a complete list of all Prior Work Product that has been made or conceived or reduced to practice by Contractor alone or jointly with others prior to my engagement by Vista Gold U.S. Inc.:

☒No Intellectual Property or improvements.

☐See below:

☐Additional sheets attached.

2.Due to a prior confidentiality agreement, Contractor cannot complete the disclosure under Section 1 above with respect to Intellectual Property or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which Contractor owes to the following party(ies):
Intellectual Property or Improvement	Party(ies)	Relationship
1.
2.
3.

☐Additional sheets attached.

BACKGROUND TECHNOLOGY DISCLOSURE

The following is a list of all Background Technology which Contractor intends to use in performing under this Agreement:

Vista Gold U.S. Inc. Independent Contractor Confidentiality, Trade Secret andContractor Initials __________

Assignment of Intellectual Property Agreement

ATTACHMENT 3

ASSIGNMENT OF COPYRIGHT

For good and valuable consideration which has been received, the undersigned sells, assigns and transfers to Vista Gold U.S. Inc., a Delaware corporation, and its successors and assigns, the copyright in and to the following work, which was created by the following indicated author(s):

Title:

Author(s):

Copyright Office Identification No. (if any):

and all of the right, title and interest of the undersigned, vested and contingent, therein and thereto.

Executed this ____ day of __________________, 201__.

Signature:

Printed Name:

Vista Gold U.S. Inc. Independent Contractor Confidentiality, Trade Secret andContractor Initials __________

Assignment of Intellectual Property Agreement

ATTACHMENT 4

MINING TITLES (WITH MAP)

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Title ID	Party Name	Granted Date	Expiry Date	Status	Note	Hectares	Sq Km
VISTA GOLD AUSTRALIA PTY LTD							
MLN1070	VISTA GOLD AUSTRALIA PTY LTD	1993-03-05	2043-03-04	Current		3,982	39.82
MLN1071	VISTA GOLD AUSTRALIA PTY LTD	1993-03-05	2043-03-04	Current		1,327	13.27
MLN1127	VISTA GOLD AUSTRALIA PTY LTD	1993-03-05	2043-03-04	Current		80	0.80
ML31525	VISTA GOLD AUSTRALIA PTY LTD	2017-09-04	2042-09-03	Current		155	1.55
EL29882	VISTA GOLD AUSTRALIA PTY LTD	2013-09-16	2025-09-15	Current		55,552	555.52
EL29886	VISTA GOLD AUSTRALIA PTY LTD	2013-09-16	2025-09-15	Current		59,454	594.54
EL30898	VISTA GOLD AUSTRALIA PTY LTD	2016-05-03	2024-05-02	Current		18,670	186.70
EL32004	VISTA GOLD AUSTRALIA PTY LTD	2019-11-21	2025-11-20	Current		9,529	95.29
EL32005	VISTA GOLD AUSTRALIA PTY LTD	2018-12-12		Current	Application	14,924	149.24
THIRD-PARTIES							
MLN63	OUTBACK METALS PROPRIETARY LIMITED	1973-11-08	2023-12-31	Current		16	0.16
MLN64	OUTBACK METALS PROPRIETARY LIMITED	1973-11-08	2023-12-31	Current		16	0.16
MLN65	OUTBACK METALS PROPRIETARY LIMITED	1973-11-08	2023-12-31	Current		16	0.16
ML29907	James FORSCUTT Janice FORSCUTT Gregory FORSCUTT Edward FORSCUTT	2013-05-30	2033-05-29	Current		20	0.20
ML29909	MINERAL CONTRACTING AUSTRALIA PTY LTD	2013-06-04	2028-06-03	Current		40	0.40
ML29913	OUTBACK METALS PROPRIETARY LIMITED	2013-04-22	2025-04-21	Current		32	0.32
ML29915	MINERAL CONTRACTING AUSTRALIA PTY LTD	2013-06-04	2028-06-03	Current		40	0.40
ML31705	Sandra WOOD Gregory WOOD	2018-06-06	2028-06-05	Current		38	0.38

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ATTACHMENT 5

SEPARATION AND RELEASE OF CLAIMS AGREEMENT

This Separation and Release of Claims Agreement (“Agreement”) is entered into as of [INSERT DATE PRESENTED TO EMPLOYEE], hereinafter “Effective Date,” by and between John Rozelle, John Rozelle’s marital community (if any), heirs, and assigns (hereinafter “Rozelle”), and Vista Gold U.S. Inc, its affiliates (including, without limitation, Vista Gold Corp.), its successors and assigns (hereinafter the “Company”).  Rozelle and the Company are sometimes collectively referred to as the “Parties.”

1.Rozelle’s employment with the Company terminated effective January 1, 2024 (hereinafter “Separation Date”).  Rozelle subsequently entered into an Independent Contractor Agreement with the Company on January 1, 2024 (the “Independent Contractor Agreement.”) The Independent Contractor Agreement terminated on [INSERT DATE]. The Company expressly disclaims any liability to Rozelle.  In exchange for the consideration described herein, Rozelle hereby represents and warrants the following:
(a)	Rozelle has authority to enter into this Agreement.
(b)	Rozelle has not transferred, in whole or in part, any rights related to Rozelle’s employment with the Company.
(c)	Rozelle hereby settles any and all claims that Rozelle may have against the Company as a result of the Company’s hiring Rozelle, Rozelle’s employment with the Company, the termination of Rozelle’s employment with the Company, Rozelle’s acting as an independent contractor of the Company, and the termination of Rozelle’s role as an independent contractor of the Company.
(d)	Rozelle has not and will not transfer any of the Company’s confidential information.
2.The Company agrees to provide Rozelle the following consideration, after Rozelle executes this Agreement, provided Rozelle has not revoked acceptance as described in paragraph 11 below.
(a)	Within 30 days of Rozelle’s execution of this Agreement, the Company will pay Rozelle a one-time success payment of USD $360,000, less all applicable taxes and withholding.

Rozelle specifically acknowledges and agrees that this consideration exceeds what Rozelle would otherwise be entitled to receive upon termination of Rozelle’s employment and the termination of Rozelle’s Independent Contractor Agreement in the absence of Rozelle’s execution of this Agreement, and that it is in exchange for entering into this Agreement.  Rozelle will not at any time seek additional consideration in any form from the Company except as expressly set forth in this Agreement.  Rozelle specifically acknowledges and agrees that the Company has made no representations to Rozelle regarding the tax consequences of any amounts received by Rozelle or for Rozelle’s benefit pursuant to this Agreement.  Rozelle agrees to pay all taxes and/or tax assessments due to be paid by Rozelle,

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and to indemnify the Company for any claims, costs and/or penalties caused by Rozelle’s failure to pay such taxes and/or tax assessments.

3.Rozelle represents that Rozelle has not filed, and will not file, any complaints, lawsuits, or charges relating to Rozelle’s employment with, or termination from, the Company.
4.Rozelle agrees to release, and does hereby release, the Company, its Board of Directors, officers, Rozelles, agents and assigns, from any and all claims, charges, complaints, causes of action or demands of whatever kind or nature that Rozelle now has or has ever had against the Company, whether known or unknown, arising from or relating to Rozelle’s employment with or discharge from the Company, or relating to Rozelle’s Independent Contractor Agreement or the termination of the Independent Contractor Agreement.  This release includes but is not limited to:  wrongful or tortious termination; constructive discharge; implied or express employment contracts and/or estoppel; breach of contract; discrimination and/or retaliation under any federal, state or local statute or regulation, specifically including any claims Rozelle may have under the Fair Labor Standards Act, the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e, et seq., as amended, the Genetic Information Nondiscrimination Act of 2008; the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, 29 U.S.C. § 621, et seq., Section 1981 of U.S.C. Title 42, the Equal Pay Act, the Family and Medical Leave Act, the Corporate and Criminal Fraud Accountability Act of 2002, 18 U.S.C. § 1514A, also known as the Sarbanes-Oxley Act, the Rehabilitation Act of 1973, 29 U.S.C. § 703, et seq., Executive Orders 11246 or 11141, the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001, et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101, et seq., and COBRA, 29 U.S.C. 1161, et seq.; Colorado Anti-Discrimination Act, Colo. Rev. Stat. §§ 24-34-401 to -406 (discrimination based on disability, race, creed, color, sex, sexual orientation, religion, age, national origin, or ancestry); Colo. Rev. Stat. §§ 8-5-101 to -104 (equal pay); Colo. Rev. Stat. §§ 24-114-101 to -103 (whistleblower protection for private employees under contract with the state); Colo. Rev. Stat. § 13-71-126 (jury duty leave); Colo. Rev. Stat. § 1-7-102 (voter leave); Colo. Rev. Stat. § 24-34-402.5 (off-duty activities); any claims brought under any federal, state, or local statute or regulation for non-payment of wages or other compensation, including expense reimbursements and/or bonuses due after the Separation Date, stock grants or stock options; and libel, slander, or breach of contract other than the breach of this Agreement.  This release specifically excludes claims, charges, complaints, causes of action or demand that post-date the Separation Date or the Effective Date of this Agreement, whichever is later, and that are based on factual allegations that do not arise from or relate to Rozelle’s present employment with or termination from the Company.
5.Rozelle acknowledges and affirms that Rozelle’s continuing confidentiality and restrictive covenant obligations, survive and are not affected by this Separation and Release of Claims Agreement.
6.Rozelle represents that Rozelle has returned to the Company all property belonging to the Company, including but not limited to documents, corporate cards, access cards, office keys, office equipment, laptop and desktop computers, cell phones and other wireless devices, thumb drives, and all other media storage devices.
7.Rozelle warrants that no promise or inducement has been offered for this Agreement other than as set forth herein and that this Agreement is executed without reliance upon any other promises or representations, oral or written.  Any modification of this Agreement must be made in writing and be signed by Rozelle and the Company.  This Agreement supersedes

7

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all prior understandings between the Parties and represents the entire Agreement between the Parties with respect to all matters involving Rozelle’s employment with or termination from the Company, except as set forth in Paragraph 6 above.  No oral representations have been made or relied upon by the Parties.
8.Rozelle will direct all employment verification inquires to the Company’s Human Resources Department.
9.If any provision of this Agreement or compliance by Rozelle or the Company with any provision of this Agreement constitutes a violation of any law, or is or becomes unenforceable or void, then such provision, to the extent only that it is in violation of law, unenforceable or void, will be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. If such modification is not possible, said provision, to the extent that it is in violation of law, unenforceable or void, will be deemed severable from the remaining provisions of this Agreement, which provisions will remain binding on both Rozelle and the Company. This Agreement is governed by the laws of the State of Colorado.
10.A state or federal court of competent jurisdiction located within 25 miles of Denver, Colorado shall have exclusive jurisdiction of any lawsuit arising from or relating to Rozelle’s employment with, or termination from, the Company, or arising from or relating to this Agreement.  Rozelle consents to such venue and personal jurisdiction.  The prevailing party in any such lawsuit will be entitled to an award of attorney’s fees and reasonable litigation costs.  The Company will assert this Agreement as a defense to any claims the Rozelle might bring.  Rozelle agrees that Rozelle will indemnify and hold the Company harmless from any breach of this Agreement by Rozelle.  Rozelle further agrees that in the event of any breach of this Agreement by Rozelle, Rozelle will no longer be entitled to payments or other benefits provided herein, and will return all monies paid to Rozelle by the Company pursuant to this Agreement.
11.Rozelle specifically agrees and acknowledges:  (A) that Rozelle’s waiver of rights under this Agreement is knowing and voluntary as required under the Older Workers Benefit Protection Act; (B) that Rozelle understands the terms of this Agreement; (C) that Rozelle is hereby advised by the Company to consult with an attorney prior to executing this Agreement; (D) that the Company has given Rozelle a period of up to twenty-one (21) days within which to consider this Agreement; and (E) that, following Rozelle’s execution of this Agreement Rozelle has seven (7) days in which to revoke Rozelle’s agreement to this Agreement and that, if Rozelle chooses not to so revoke, this Agreement shall then become effective and enforceable and the payment listed above shall then be made to Rozelle in accordance with the terms of this Agreement; and (F) nothing in this Agreement shall be construed to prohibit Rozelle from filing a charge or complaint, including a challenge to the validity of the waiver provision of this Agreement, with the Equal Employment Opportunity Commission or participating in any investigation conducted by the Equal Employment Opportunity Commission.  However, Rozelle has waived any right to monetary relief, except for a whistleblower award pursuant to Section 21F of the Securities Exchange Act, which Rozelle remains entitled to pursue under this Agreement.  To cancel this Agreement, Rozelle understands that Rozelle must give a written revocation to Company headquarters either by hand delivery or certified mail within the seven-day period.  If Rozelle rescinds this Agreement, it will not become effective or enforceable and Rozelle will not be entitled to any of the benefits set forth within.

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12.Rozelle understands and agrees that Rozelle's employment with the Company is terminated effective on the Separation Date and that Employee is not entitled to any reinstatement or reemployment with the Company following the Separation Date.
13.This Agreement may be executed via facsimile or electronic mail and in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument, binding on the parties.
14.ROZELLE ACKNOWLEDGES AND AGREES THAT Rozelle HAS CAREFULLY READ AND VOLUNTARILY SIGNED THIS AGREEMENT, THAT Rozelle HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF Rozelle’s CHOICE, AND THAT Rozelle SIGNS THIS AGREEMENT WITH THE INTENT OF RELEASING THE COMPANY AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM ANY AND ALL CLAIMS.

ACCEPTED AND AGREED TO:

VISTA GOLD U.S. INC.

_____________________________________________________________________

By:________________________________John Rozelle

Its:_________________________________

Dated: ____________________________Dated: _____________________________

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